AMENDMENT NO. 1 TO JOINT FILING AGREEMENT

This Amendment No. 1 entered into as of this 16th day of May, 2007 (the “Amendment”) to the Joint Filing Agreement (this “Joint Filing Agreement “) dated as of April 2, 2007, by and among Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I, Wynnefield Small Cap Value Offshore Fund, Ltd., Channel Partnership II L.P., Wynnefield Capital Management LLC, Wynnefield Capital Inc., Nelson Obus, Joshua Landes, Terrier Partners LP, B-Doggy LLC, Bobby Melnick, Goldsmith & Harris Incorporated, Goldsmith & Harris Asset Management LLC, Goldsmith & Harris Capital Appreciation LLC, Philip W. Goldsmith, Jay R. Harris and Armand B. Erpf (each a “Reporting Person”, and collectively, the “Reporting Persons”). Capitalized terms used, but not defined herein, shall have the meanings ascribed to them in the Reporting Persons’ Statement of Beneficial Ownership on Schedule 13D filed with the Securities and Exchange Commission on April 2, 2007 with respect to the securities of Breeze-Eastern Corporation (the “Schedule 13D”).

WHEREAS, the Reporting Persons desire to amend the Joint Filing Agreement to reflect that as of the Effective Date (“Effective Date”) of Amendment No. 1 to the Voting Agreement by and among Wynnefield Partners Small Cap Value, L.P., Goldsmith & Harris Incorporated and Terrier Partners LP., the Terrier Reporting Persons are no longer a party to the Agreement.

NOW, THEREFORE, in consideration of the promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1. Withdrawal from Joint Filing Agreement. Subject to the terms and conditions set forth in the Amendment, the Joint Filing Agreement is hereby amended to provide that, as of the Effective Date, Terrier Partners is no longer a party to the Joint Filing Agreement. Except as amended hereby, the Joint Filing Agreement shall remain in full force and effect and is hereby ratified, confirmed and approved in all respects.

2. Release and Discharge. Each of the Wynnefield Reporting Persons and the G&H Reporting Persons hereby mutually and unconditionally releases and discharges the Terrier Reporting Persons from all of their obligations under the Joint Filing Agreement. The Terrier Reporting Persons hereby mutually and unconditionally releases and discharges the Wynnefield Reporting Persons and the G&H Reporting Persons from all of their obligations under the Joint Filing Agreement.

3. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.

By:	Wynnefield Capital Management, LLC, its General Partner

By:	/s/ Nelson Obus
Nelson Obus, Co-Managing Member

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P., I

By:	Wynnefield Capital Management, LLC, its General Partner

By:	/s/ Nelson Obus
Nelson Obus, Co-Managing Member

WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.

By:	Wynnefield Capital, Inc., its Investment Manager

By:	/s/ Nelson Obus
Nelson Obus, President

WYNNEFIELD CAPITAL MANAGEMENT, LLC

By:	/s/ Nelson Obus
Nelson Obus, Co-Managing Member

WYNNEFIELD CAPITAL, INC.

By:	/s/ Nelson Obus
Nelson Obus, President

CHANNEL PARTNERSHIP II, L.P.

By:	/s/ Nelson Obus
Nelson Obus, General Partner

/s/ Nelson Obus
Nelson Obus, Individually

/s/ Joshua H. Landes
Joshua H. Landes, Individually

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

TERRIER PARTNERS LP

By:	B-DOGGY LLC Its General Partner

By:	/s/ Bobby Melnick
Bobby Melnick, Managing Manager

B-DOGGY LLC

By:	/s/ Bobby Melnick
Bobby Melnick, Managing Manager

/s/ Bobby Melnick
Bobby Melnick

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

GOLDSMITH & HARRIS INCORPORATED

By:	/s/ Philip W. Goldsmith
Philip W. Goldsmith, Chairman

GOLDSMITH & HARRIS ASSET MANAGEMENT, LLC

By:	/s/ Philip W. Goldsmith
Philip W. Goldsmith, Managing Director

GOLDSMITH & HARRIS CAPITAL APPRECIATION, LLC

By:	/s/ Philip W. Goldsmith
Philip W. Goldsmith, Managing Director

/s/ Philip W. Goldsmith
Philip W. Goldsmith

/s/ Jay R. Harris
Jay R. Harris

/s/ Armand B. Erpf
Armand B. Erpf